UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2011
Date of Report (Date of earliest event reported)

AptarGroup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

As previously disclosed, AptarGroup (the “Company”) implemented certain changes to its segment reporting structure beginning January 1, 2011.  From 2006 through 2010, the Company had three reportable business segments:  Beauty & Home, Closures and Pharma.  Effective at the beginning of fiscal year 2011, AptarGroup's new organizational structure consists of three market-focused lines of business which are Beauty + Home, Pharma and Food + Beverage. This new structure is a strategic step to become more closely aligned with our customers and the markets in which they operate.  Prior period information has been conformed to the new reporting structure and is furnished as Exhibit 99.1 hereto.

The most significant change relates to sales and income of dispensing closures to the personal care market that were included in the Closures segment in the past which are now included in the new Beauty + Home segment.  To a lesser degree, sales of our products used with over-the-counter consumer healthcare products that were included in the old Beauty & Home and Closures segments are now included in the new Pharma segment.  In addition, stock option expense and certain IT expenses that were included in Corporate and Other in the past are allocated to the new segments.

The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Segment information for the years ended December 31, 2010 and December 31, 2009 and for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date: April 15, 2011	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Segment information for the years ended December 31, 2010 and December 31, 2009 and for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010.